Exhibit 99.1
Nautilus Biotechnology Reports Fourth Quarter and Fiscal Year 2023 Financial Results
SEATTLE, WA, February 28, 2024 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single molecule proteome analysis platform, today reported financial results for the fourth quarter and fiscal year ended December 31, 2023.

“2023 was a year of significant accomplishment and foundational progress for Nautilus; progress that will continue to build our momentum as we move through 2024 and into the planned launch of our proteome analysis platform”, said Sujal Patel, CEO of Nautilus. “We are building a groundbreaking, ‘first-in-the-world’ platform designed to unlock significant breakthroughs in biological research. Doing so requires that a number of meaningful innovations across each element of our platform - consumables, instrument, and software - weave together seamlessly. We continue to refine each of these platform elements and look forward to getting the collective work of our team into the hands of researchers where it can do so much good. I’m particularly pleased that we’ve been able to drive such meaningful scientific progress while maintaining exceptional fiscal discipline and preserving our balance sheet.”
Fiscal Year 2023 Financial Results
Operating expenses were $76.2 million for the year ended December 31, 2023, a $12.5 million or 20% increase from $63.6 million for the year ended December 31, 2022. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products.
Net loss was $63.7 million for the year ended December 31, 2023, as compared to a net loss of $57.9 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $264.1 million as of December 31, 2023.

Fiscal Year 2024 Outlook
•We expect full year operating expense to grow by approximately 25% relative to 2023
•We expect that cash and cash equivalents and investments of $264.1 million as of December 31, 2023 to provide a runway into the second half of 2026
•We expect to launch our platform, instruments, consumables, and software in 2025.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the fourth quarter and fiscal year 2023 financial results, business developments and outlook before market open on Wednesday, February 28, 2024 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations with respect to any revenue timing or projections, expectations with respect to the timing of the launch of Nautilus’ product platform and full commercial availability, the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery, and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K to be filed for the year ended December 31, 2023 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Consolidated Balance Sheets As of December 31, 2023 and 2022 (Unaudited)

(in thousands, except share and per share amounts)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$19,397	$114,523
Short-term investments	154,021	69,948
Prepaid expenses and other current assets	3,419	2,738
Total current assets	176,837	187,209
Property and equipment, net	4,267	3,700
Operating lease right-of-use assets	32,634	28,866
Long-term investments	90,647	129,169
Other long-term assets	1,180	1,108
Total assets	$305,565	$350,052
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,639	$1,272
Accrued expenses and other liabilities	3,945	3,528
Current portion of operating lease liability	3,538	1,991
Total current liabilities	9,122	6,791
Operating lease liability, net of current portion	31,090	28,337
Total liabilities	40,212	35,128

Stockholders’ equity:
Preferred stock	—	—
Common stock	13	12
Additional paid-in capital	467,834	455,330
Accumulated other comprehensive loss	(255)	(1,854)
Accumulated deficit	(202,239)	(138,564)
Total stockholders’ equity	265,353	314,924
Total liabilities and stockholders’ equity	$305,565	$350,052

Nautilus Biotechnology, Inc. Consolidated Statements of Operations Three Months and Year Ended December 31, 2023 and 2022 (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
Operating expenses:
Research and development	$12,466	$9,587	$47,251	$37,672
General and administrative	7,535	6,717	28,901	25,946
Total operating expenses	20,001	16,304	76,152	63,618
Other income (expense):
Interest income	3,033	2,887	12,550	5,816
Other expense	(56)	8	(73)	(122)
Total other income	$2,977	$2,895	$12,477	$5,694
Net loss	$(17,024)	$(13,409)	$(63,675)	$(57,924)
Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.11)	$(0.51)	$(0.46)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,984,918	124,789,542	124,919,144	124,589,555

Nautilus Biotechnology, Inc. Consolidated Statements of Cash Flows Year Ended December 31, 2023 and 2022 (Unaudited)

	Year Ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(63,675)	$(57,924)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	12,137	10,380
Amortization of operating lease right-of-use assets	3,856	2,199
Depreciation	1,849	1,217
Amortization (accretion) of premiums (discount) on securities, net	(2,659)	(890)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(821)	756
Accounts payable	393	(561)
Accrued expenses and other liabilities	417	409
Operating lease liabilities	(3,208)	(1,392)
Net cash used in operating activities	(51,711)	(45,806)
Cash flows from investing activities
Purchases of securities	(112,892)	(186,591)
Purchases of property and equipment	(2,442)	(2,324)
Proceeds from maturities of securities	71,599	163,175
Net cash used in investing activities	(43,735)	(25,740)
Cash flows from financing activities
Proceeds from exercise of stock options	104	330
Proceeds from issuance of common stock under employee stock purchase plan	264	232
Net cash provided by financing activities	368	562
Net decrease in cash, cash equivalents and restricted cash	(95,078)	(70,984)

Cash, cash equivalents and restricted cash at beginning of period	115,477	186,461
Cash, cash equivalents and restricted cash at end of period	$20,399	$115,477